EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF REGISTRANT



H. James Santoro, Inc. (Effective January 1, 2004)
215 West Main Street
Maple Shade, New Jersey  08052


Bartram Holdings, Inc.
215 West Main Street
Maple Shade, New Jersey  08052


Bartram Holdings, Inc. owns:
Spring Village Holdings, Inc.
215 West Main Street
Maple Shade, New Jersey  08052